UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2003

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26357 (Commission File Number)	13-3904355 (IRS Employer Identification No.)

625 Second Street, San Francisco, California (Address of principal executive offices)		94107 (Zip Code)

(415) 348-7000

Registrant’s telephone number, including area code

ITEM 7.	EXHIBITS.

The exhibit listed on the Exhibit Index (following this Report’s signature page) is furnished with this Report.

ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 29, 2003, LookSmart, Ltd. issued a press release reporting its second quarter 2003 financial results. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein in its entirety.

As previously announced, LookSmart’s management intends to hold a conference call to discuss the quarterly results and their outlook. The conference call is scheduled to begin at 6:00 p.m. Eastern time on Tuesday, July 29, 2003. A live Web cast of the conference call will be available on the Investor Relations section of the LookSmart Web site (http://www.shareholder.com/looksmart). The Web cast will also be archived for a limited time on the Company’s Web site starting one hour after the completion of the call.

The Company’s earnings release contains modified EBITDA and modified EBITDA per share measures, which are not in accordance with, or are an alternative to, GAAP (Generally Accepted Accounting Principles) financial measures and may be different from pro forma measures used by other companies. Modified EBITDA has been adjusted to exclude interest, taxes, depreciation, amortization, variable accounting charges related to equity compensation, all gains and losses related to the Company’s joint venture BT LookSmart, Ltd., and the loss from discontinued operations. The Company’s management believes that the presentation of these measures is useful to investors and other interested persons because, by excluding these charges it thus provides the users of the financial statements with a valuable insight into operating results. In addition, LookSmart has consistently provided this modified EBITDA measurement in previous earnings releases and believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters.

The information (including the exhibit incorporated into this Item 12 by reference) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOOKSMART, LTD. (Registrant)

July 29, 2003	By:	/s/ DIANNE DUBOIS
Date		Dianne Dubois, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of LookSmart, Ltd. dated July 29, 2003